Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated December 19, 2022, and each included in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A, No. 333-261613) of the Neuberger Berman ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 27, 2022, with respect to the consolidated financial statements and financial highlights of Neuberger Berman Commodity Strategy Fund (one of the series constituting Neuberger Berman Alternative Funds) included in the Annual Report to Shareholders (Form N-CSR) for the period ended August 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 13, 2022